SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☒	Definitive Proxy Statement

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CENTENNIAL SPECIALTY FOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders
To Be Held on August 23, 2004

DEAR STOCKHOLDERS:

     We cordially invite you to attend the Annual Meeting of Stockholders of Centennial Specialty Foods Corporation, which will be held on August 23, 2004 at 12:00 p.m. (Mountain Time) at our offices located at 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112, for the following purposes:

1. To elect four nominees to our board of directors;

2. To amend our certificate of incorporation to reduce the authorized shares of our common stock from 47,000,000 shares of common stock, par value $.0001 per share, to 20,000,000 shares of common stock, par value $.0001 per share;

3. To approve adoption of the 2004 Stock Incentive Plan under which 500,000 shares of our common stock will be set aside for future issuance;

4. To ratify the audit committee’s selection of Ehrhardt Keefe Steiner & Hottman PC, or EKS&H, as our independent auditors for the fiscal year ending December 31, 2004; and

5. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

     These items of business are more fully described in the Proxy Statement accompanying this notice. Our board of directors has fixed the close of business on Friday, June 25, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. Therefore, stockholders who owned shares of our common stock or Series A Preferred Stock at the close of business on that date are entitled to notice of and to vote at the meeting. A list of these stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of Centennial Specialty Foods Corporation, 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112.

     Only stockholders and persons holding proxies from stockholders may attend the meeting. If your shares are registered in your name, you should bring a form of identification to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

     In order that your shares may be represented at the meeting if you are not personally present, you are urged to vote your shares by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the U.S.) return envelope.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS

By order of the Board of Directors,

/s/ DOUGLAS L. EVANS

Douglas L. Evans, Chief Financial
Officer and Secretary

Centennial, Colorado
July 9, 2004

PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Centennial Specialty Foods Corporation, a Delaware corporation (the “Company” or “Centennial”), for use at the Annual Meeting of Stockholders of the Company, to be held on August 23, 2004 at 12:00 p.m. (Mountain Time), or any adjournment or postponement thereof, at Centennial’s offices located at 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112 (the “Annual Meeting”).

     This proxy statement and the accompanying proxy are first being sent or given to stockholders beginning on or about July 9, 2004. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112.

THE PROXY

     A stockholder giving the enclosed proxy may revoke it at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the meeting will not, in and of itself, revoke a proxy. Proxies in the form enclosed, unless revoked, will be voted at the meeting as directed by you on the form or, in the absence of such direction, in favor of all proposals to be considered at the meeting.

VOTING AT THE ANNUAL MEETING

     The only voting securities of the Company are its shares of common stock and the Series A preferred stock. At the close of business on June 25, 2004, 5,050,000 shares of common stock and 2,000,000 shares of Series A preferred stock were outstanding and entitled to vote. Only stockholders of record of our common stock and Series A preferred stock at the close of business on June 25, 2004, the date selected as the record date by our board of directors, are entitled to vote at the Annual Meeting. The holders of common stock are entitled to one vote per share and the holders of Series A preferred stock are entitled to one vote per share on each matter submitted to a vote of stockholders. The shares of common stock and Series A preferred stock will vote together as a single class on all matters to be considered at the Annual Meeting.

     The holders of a majority of the voting power of the common stock entitled to vote at the meeting and who are present, in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the meeting in person or by proxy, provided a quorum is present. Cumulative voting is not permitted in the election of directors. Proposal Two regarding the approval of the decrease of the number of authorized shares of common stock requires approval by a majority of the outstanding shares of our stock and by a majority of the outstanding shares of our common stock and Series A preferred stock voting separately as a class. Proposal Three regarding the approval of the 2004 Stock Incentive Plan requires that the votes cast in person or proxy favoring the proposal exceed the votes cast opposing the proposal, provided a quorum is present. If the ratification of the selection of auditors is not approved by the affirmative vote of the holders of a majority of the votes present at the meeting in person or by proxy and entitled to vote, our audit committee of the board of directors will review its future selection of auditors. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the proposal for election of directors, but with respect to the proposals on reduction of authorized capital, adoption of the 2004 Stock Incentive Plan, and ratification of the selection of auditors, will have the same effect as votes against such proposals. Broker non-votes will have no effect on the proposals to be considered at the Annual Meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

     Centennial’s business and affairs are managed under the direction of our board of directors, which is currently comprised of four members. The size of our board of directors may be fixed from time to time by our board of directors as provided in our bylaws. Pursuant to our certificate of incorporation, as amended and restated, our board of directors may at its discretion be divided into three classes that each will serve initial terms of office ranging from one to three years. At each subsequent annual meeting, the directors of the class standing for election will be elected for a full three-year term to succeed those directors whose terms then expire. The entire board of directors is standing for reelection at the Annual Meeting, as no classification of the board has been undertaken at this time.

     At this Annual Meeting, there are four nominees for election to the board of directors, each of whom, if elected, will serve until the next annual meeting of stockholders, unless they shall earlier resign or are removed. The names of each nominee, their respective ages (as of June 25, 2004) and the periods during which they have served the Company as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations appear below. There are no family relationships among any director, executive officer, or any person nominated or chosen by us to become a director.

     Each nominee is an incumbent director and has consented to be named herein and to serve on the board of directors if elected. If any of these director nominees should be unavailable for election at the time of the meeting, which is not anticipated, the proxies will be voted for such other person as may be recommended by the board of directors in place of each such nominee.

Name	Age	Director Since
Jeffrey R. Nieder*	43	2003
Robert A. Beckwith, Jr.*	41	2003
Gerald J. Laber*	60	2003
Michael R. Kaskie*	49	2003

*	Director nominee

Nominees for Director

     Jeffrey R. Nieder has been a director since our formation in February 2003 and was a member of our Audit Committee until being replaced on this Committee by Mr. Kaskie in 2004. He has been our president and chief operating officer since inception and has served as our chief executive officer since September 2003. He also served as our chief financial officer and secretary from inception until January 2004, when Mr. Evans became our chief financial officer and secretary. Mr. Nieder is also chief financial officer of Su Casa Produce, a fresh produce brokerage firm formerly partially owned by our principal stockholder. Mr. Nieder renders services to Su Casa Produce on an as-needed basis after fulfilling his full-time obligations to us. He also served as the chief operating officer and chief financial officer of Stokes Ellis Foods, Inc. from April 2001 until our merger with that company in November 2003. From March 1997 until April 2001, Mr. Nieder was employed in various executive financial and operational positions with four companies in the produce industry affiliated with Jeltex Holdings, Inc., which is owned by our principal stockholder. Mr. Nieder formerly practiced as a certified public accountant for eight years with Arthur Andersen.

     Robert A. Beckwith has been Chief Marketing Officer and a director since inception. From June 2000 until joining us, Mr. Beckwith was vice president of sales of Luiginos Inc., an Italian frozen food manufacturer headquartered in Duluth, Minnesota. He also served as vice president of sales for Golden Stream Quality Foods, an Indianapolis, Indiana based candy, nut and confectionary company, from April 2000 until this company was sold in June 2000. From 1990 to April 2000, Mr. Beckwith was employed by a number of subsidiaries of ConAgra Foods Inc., in positions including sales manager, regional sales manager, and district sales manager. From July 1993 until April 2000, he served as a divisional trade manager and divisional vice president, regional sales director and national sales manager for private label sales. While employed with ConAgra, Mr. Beckwith was directly involved in the launch of the Healthy Choice brand of frozen food and in sales of frozen and fresh food products for the Banquet and Butterball brands. He also served in various sales positions with Nestle for five years before joining ConAgra, where he was involved in the launch of the Lean Cuisine and Stouffer’s entrée brands. Mr. Beckwith is a member of the American Marketing Association.

     Gerald J. “Bud” Laber has served on our board of directors since October 2003. He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen. Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. He also currently serves as a member of the board of directors and of the audit committee through other publicly held companies, including Healthetech, Inc., Scotts Liquid Gold and Spectralink Corporation. Mr. Laber is a member of the board of directors or trustees of several charitable organizations with offices in the metropolitan Denver, Colorado area.

     Michael R. Kaskie has served on our board of directors since December 2003. Mr. Kaskie is employed as the Executive Vice President/General Manager of the Strategic Consulting Group of Information Resources, Inc. The Strategic Consulting Group is responsible for development and analysis of market and sales data for food products sold at retail throughout the Untied States. Mr. Kaskie has been employed by IRI’s Strategic Consulting Group for the last five years. The group’s main objective is to provide clients access to improve their return on information investment (ROII), and they are responsible for working with clients who desire a request for proposal (RFP) for their database information tracking service. During the last 20 years, Mr. Kaskie has also held sales and marketing positions at G. Heilman Brewery, Con Agra Foods Inc., Nestle, Minute Maid and Procter & Gamble.

Executive Officers

     Messrs. Nieder and Beckwith are executive officers who are standing for election as directors. The executive officer below does not serve on, and is not a nominee to, our board of directors.

     Douglas L. Evans has served as our chief financial officer and secretary since January 2004. From August 1999 until joining us, Mr. Evans served as chief financial officer of Raveneaux Limited, Houston, Texas, a privately owned golf course development and management company. Prior to that time, Mr. Evans served from June 1997 to August 1999, and from November 1993 to June 1996, as director of finance of the food-related operations of Jeltex Holdings, a holding company owned by our principal stockholder. Mr. Evans served from June 1996 to June 1997 as controller of Insight Enterprises, Phoenix, Arizona, a publicly held direct marketing company. Mr. Evans formerly practiced as a certified public accountant for four years with KPMG. Mr. Evans is a member of the AICPA.

     The board of directors recommends a vote “FOR” the election of each of the four nominees to serve as a Director.

Board and Committee Information

     The board of directors held four meetings during 2003. All directors then serving attended at least 75% of the total number of meetings held by the board of directors and by the committees of the board of directors on which they then served.

Corporate Governance

     We regularly monitor developments in the area of corporate governance. In November 2003, the Securities and Exchange Commission (“SEC”) approved the final corporate governance rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), and our board of directors has subsequently completed its review of these rules and has taken all actions required for the Company, as a controlled company, to be in full compliance by the applicable deadline.

     In accordance with the provisions of the Nasdaq rules applicable to controlled companies, the Company is not required to have (i) a majority of independent directors, (ii) a nominating and corporate governance committee comprised solely of independent directors, or (iii) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by James E. Lewis and his spouse of shares entitled to cast more than 50% of votes eligible to be cast for the election of directors. The Company believes that the current composition of the board of directors, taken together with the Company’s related party transaction policy and board committee structure, appropriately recognizes the right of controlling stockholders to select a majority of directors while ensuring a strong role for independent directors.

     In accordance with the Sarbanes-Oxley Act and the Nasdaq corporate governance rules, our board of directors and its Committees have taken a number of actions since our inception in 2003 to comply with these new rules. These actions include (i) adopting an Audit Committee Charter, which reflects certain changes required under the Sarbanes-Oxley Act, (ii) establishing a Nominating Committee and adopting a Nominating Committee Charter, (iii) adopting a Compensation Committee Charter, (iii) adopting a Code of Business Conduct and Ethics applicable to our directors, officers and employees, which includes the prompt disclosure to stockholders of any waiver of the code for executive officers or directors made by the board of directors or any committee thereof, and (iv) establishing a practice commencing in 2004 of holding regular executive sessions of non-management directors.

     If you desire to communicate with our board members, including non-management directors as a group or the current presiding director of the non-management directors, you may do so by mailing your request to Secretary, Centennial Specialty Foods Corporation, 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112. The Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom it is addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director on request.

     Our Audit Committee’s Charter is attached to this proxy statement as Exhibit A. We also intend to make this Charter available, on or before the date of our Annual Meeting, on our website at www.centennialspecialtyfoods.com under “Investor Relations.” Copies of the Nominating Committee Charter, Compensation Committee Charter, Code of Business Conduct and Ethics will also be available, on or before the date of our Annual Meeting, on our website at www.centennialspecialtyfoods.com under “Investor Relations” or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Centennial Specialty Foods Corporation, 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112.

     Our board of directors has determined that each of Messrs. Laber and Kaskie qualify as independent directors under the applicable listing standards of Nasdaq. Pursuant to the Nasdaq listing standards, a director shall be considered independent if the board of directors makes an affirmative determination after a review of all relevant information that the director has no material relationship with the company. Our board of directors has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

• is, or within the last three years has been, employed by the Company;

• has an immediate family member (which, for purposes of the these independence standards, shall include such person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home) who is, or within the last three years has been, employed as an executive officer of the Company;

• receives, or within the last three years has received, more than $100,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

• has an immediate family member who receives, or within the last three years has received, more than $100,000 per year in direct compensation as an executive employee of the Company other than pension or other forms of deferred compensation (provided such compensation is not contingent on continued service);

• is, or within the last three years has been, affiliated with or employed by the Company’s auditor;

• has an immediate family member who is, or within the last three years has been, affiliated with or employed by the Company’s auditor in a professional capacity;

• is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executives serve, or within the last three years have served, on such other company’s compensation committee;

• has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executives serve, or within the last three years have served, on such other company’s compensation committee;

• is, or within the last three years has been, an executive officer or employee of a company that makes payments to, or receives payments from, the Company in an amount which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such other company’s consolidated gross revenues; or

• has an immediate family member who is, or within the last three years has been, an executive officer of a company that makes payments to, or receives payments from, the Company in an amount which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such other company’s consolidated gross revenues.

     The following factor is also considered by our board of directors in making an independence determination. However, the board of directors is not precluded from finding a director to be independent if the director:

• is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company in an amount which, in any single fiscal year, exceeds the greater of $500,000 or 2% of such charitable organization’s consolidated gross revenues.

     Our non-management directors meet in an executive session at least once per year and rotate serving as the presiding director for each executive session. In addition, we intend to hold an executive session including only our independent directors at least once a year. We encourage, but do not require, our board members to attend our annual stockholders meetings.

     Our board of directors has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee, and a Nominating Committee. The standing committees, except for the Nominating Committee, are comprised entirely of our non-management directors as provided in the table below.

Board Member	Audit	Compensation	Nominating
Jeffrey R. Nieder			X
Robert A. Beckwith, Jr.			X
Gerald J. Laber	X	X
Michael R. Kaskie	X	X
Meetings Held in 2003	1	1	0

     The functions performed by each of the committees are briefly described below:

Audit Committee

     The primary functions of the Audit Committee are to assist the board of directors’ oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the registered public accounting firm engaged to be the independent auditor of the Company, the performance of the Company’s internal audit function and the independent auditor, and to prepare the report required to be included in our annual meeting proxy statements. The Audit Committee operates under an Audit Committee Charter, adopted by our board of directors, a copy of which was filed as an exhibit to our registration statement that is on file with the Securities and Exchange Commission.

     Each of the two individuals serving on our Audit Committee satisfies the standards for independence of Nasdaq and the SEC as they relate to audit committees. Our board of directors believes each of the members of the Audit

Committee is financially literate and that Mr. Gerald J. Laber qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Compensation Committee

     The Compensation Committee is responsible for reviewing and making recommendations to the board of directors regarding compensation of the Company’s directors and executive officers and administering and implementing the Company’s incentive compensation plans and equity-based plans. The Compensation Committee’s duties and responsibilities include reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive and Chief Marketing Officers, evaluating their performance in light of such goals and objectives, and as a committee, determining and approving the Chief Executive and Chief Marketing Officers’ compensation levels based on such evaluation.

     The Compensation Committee operates under a Compensation Committee Charter, adopted by our board of directors, a copy of which was filed as an exhibit to our registration statement on Form SB-2 that is on file with the SEC.

Nominating Committee

     Our Nominating Committee was established to identify qualified nominees for our board of directors, to develop and recommend to our board of directors a set of corporate governance principles to assist the board of directors in fulfilling its corporate governance responsibilities and to oversee an annual evaluation of the board of directors and our management. This committee has the ability to consider nominees recommended by stockholders and other interested parties. Because we are a controlled company, however, the committee does not have a formal policy with regard to the submission or consideration of director candidates recommended by stockholders.

     The committee operates under the Nominating Committee Charter, adopted by our board of directors, a copy of which was filed by us as an exhibit to our registration statement on Form SB-2 that is on file with the SEC. The charter of the committee sets forth certain criteria for the nominating committee to consider in evaluating potential director nominees. In considering potential director nominees, the committee selects individuals who demonstrate the highest personal and professional integrity; who have demonstrated exceptional ability and judgment and who are expected to be most effective, in conjunction with the other members of the board of directors, in collectively serving the long-term interests of the Company and our stockholders.

     The committee identifies director candidates based on input provided by a number of sources, including members of the committee, other directors, our stockholders, our Chief Executive and Chief Marketing Officers and third parties. The committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates. As part of the identification process, the committee takes into account each nominee’s skills, knowledge, perspective, broad business judgment and leadership, relevant industry knowledge, business creativity and vision, experience, age and diversity, all in the context of the perceived needs of the board of directors at that time. Incumbent directors who are being considered for re-nomination are re-evaluated based on their performance as directors, as well as to ensure that they continue to meet the required qualifications.

Compensation of Directors

     We reimburse all of our directors for reasonable out-of-pocket expenses related to attending board of director and board of director committee meetings. In addition, we pay Messrs. Laber and Kaskie, each of whom is a non-management director, a quarterly cash retainer for board of director service of $1,000. Mr. Laber receives an additional annual retainer of $5,000 for serving as chairman of the audit committee, and Mr. Kaskie receives an additional annual retainer of $2,500 for serving as chairman of the compensation committee. Each of Messrs. Laber and Kaskie received an initial option grant covering 40,000 shares of our common stock at the time they joined the board of directors. The options vested as to 10,000 shares at the time of grant, and vest 10,000 shares per year thereafter of continuing service. We do not intend to pay cash or equity compensation to our directors for serving on our board of directors, except as set forth above.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table shows information with respect to beneficial ownership of our Common Stock, as of June 25, 2004, for:

• each of our directors and our executive officers listed in the summary compensation table provided below, whom we refer to as our named executive officers;

• all of our directors and named executive officers as a group; and

• each person known by us, based upon our review of documents filed by them with the SEC in respect of the ownership of our shares of Common Stock, to beneficially own five percent or more of either class of our stock.

     We have calculated the percentage of beneficial ownership based on 5,050,000 shares of common stock and 2,000,000 shares of Series A preferred stock outstanding as of the close of business on June 25, 2004.

	Common Stock		Series A Preferred Stock
	Amount and		Amount and
	Nature of		Nature of		Percent of
	Beneficial	Percent	Beneficial	Percent	Voting
Name of Beneficial Owner	Ownership(1)	of Class	Ownership	of Class	Power(2)
Directors
Jeffrey R. Nieder	500,000	9.9%	—	—	7.1%
Robert A. Beckwith, Jr.	350,000	6.9%	—	—	5.0%
Gerald J. Laber(3)	10,000	*	—	—	*
Michael R. Kaskie(3)	10,000	*	—	—	*
Executive Officers
Douglas L. Evans	200	*	—	—	*
All directors and named executive officers as a group (five persons)	870,200	17.2%	—	—	—
Five Percent Stockholders
James E. and Janis M. Lewis(4)(5)	2,150,000	42.6%	2,000,000	100%	58.9%

*	Represents less than 1%

(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities. Unless indicated by footnote, the address for each listed director, named executive officer and principal stockholder is 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112. Except as indicated by footnote, the persons named in the table report having sole voting and investment power with respect to all shares of common stock and Series A preferred stock shown as beneficially owned by them.

The number of shares of common stock and Series A preferred stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by that person that are currently exercisable or are exercisable within 60 days of June 25, 2004, but excludes shares of common stock underlying options held by any other person.

(2) Each share of common stock has one vote and each share of Series A preferred stock has one vote on all matters to be voted on by stockholders. This column represents the combined voting power of the outstanding shares of common stock and Series A preferred stock held by such beneficial owner.

(3) All of the shares shown represent shares subject to currently exercisable options.

(4) The 2,000,000 shares of Series A preferred stock beneficially owned by the Lewises are convertible at the election of the Lewises into a like number of shares of common stock.

(5) The address of the Lewises is c/o Jeltex Holdings, 475 17th Street, Suite 790, Denver, Colorado 80202.

AUDIT COMMITTEE REPORT

     Our Audit Committee reviews our financial reporting process on behalf of our board of directors. Our board of directors has adopted a written charter for our Audit Committee, and has re-evaluated it in connection with the filing of our Annual Report on Form 10-KSB for the Year Ended December 31, 2003, with the Securities and Exchange Commission. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-KSB with our management and EKS&H, our independent auditors. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. EKS&H is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Audit Committee has discussed with EKS&H the matters requiring discussion by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), Communication with Audit Committees, as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letter from EKS&H required by Independence Standards Board No. 1, (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with EKS&H their independence from Centennial and our management. The Audit Committee has also considered whether and determined that the independent auditors’ provision of other non-audit services to us is compatible with maintaining the auditors’ independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors (and our board of directors has approved) that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     Respectfully submitted on April 13, 2004 by the members of the Audit Committee of the board of directors.

Gerald J. Laber, Chairman
Michael R. Kaskie

     In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Independent Auditors

     Ehrhardt Keefe Steiner & Hottman PC, or EKS&H, served as our independent auditors for the fiscal year ended December 31, 2003 and has been selected to serve as our independent auditors for the current fiscal year. For the year ended December 31, 2003, we incurred fees for services from EKS&H as discussed below.

•	Audit Fees. The aggregate fees billed for professional services rendered by EKS&H for the audit of our annual financial statements included in our Form 10-KSB, the review of the financial statements included in our Forms 10-QSB and services provided in connection with regulatory filings (including our initial public offering) were approximately $190,711 for the year ended December 31, 2003.

•	Audit-Related Fees. The aggregate fees billed for professional services rendered by EKS&H for assurances and related services that are reasonably related to the performance of the audit or review of our financial statements were approximately $0 for the year ended December 31, 2003.

•	Tax Fees. The aggregate fees billed for professional services rendered by EKS&H related to federal and state tax compliance, tax advice and tax planning were approximately $250 for the year ended December 31, 2003. All of these services are permitted non-audit services.

•	All Other Fees. No fees were billed for other services rendered by EKS&H for the year ended December 31, 2003.

Audit Committee Pre-Approval Policy

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other services. Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent auditors. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to an individual member of the Audit Committee.

EXECUTIVE COMPENSATION

     We were formed in February 2003. The following table shows the cash compensation and certain other compensation paid or accrued by us for our Chief Executive Officer and our other most highly compensated executive officers whose salary exceeded $100,000 for the year ended December 31, 2003. We refer to these officers as our named executive officers. The table also reflects compensation paid by Stokes Ellis Foods to Mr. Nieder in the year ended December 31, 2002, during which time Mr. Nieder served as the chief operating officer and chief financial officer of Stokes Ellis Foods.

Summary Compensation Table

				All Other
		Annual Compensation		Compensation($)
Name and Principal Position	Year	Salary	Bonus
	2003	$155,000	$—	—
Jeffrey R. Nieder, Chief Executive Officer	2002	$129,450	$10,000
Robert A. Beckwith, Jr., Chief Marketing Officer	2003	$140,000	$—	—
J. Michael Miller, former chief executive officer (1)	2003	$204,164	$—	—

(1)    This amount consists of consulting fees and severance paid to our former chief executive officer.

Aggregated Option Grants or Exercises In Last Fiscal Year and Fiscal Year-End Option Values

     None of our named executive officers during the year ended December 31, 2003 were granted or held any stock options, stock appreciation rights, restricted stock, or any other form of equity incentive compensation. The only options granted during the year ended December 31, 2003 were two grants, each covering 40,000 shares of common stock, made to our two independent directors, Messrs. Laber and Kaskie, on their joining our board of directors. These options vest as described beneath “Election of Directors – Compensation of Directors.”

Equity Compensation Plan Information

     The following table sets out, as of December 31, 2003, the number of shares of Centennial’s common stock to be issued upon exercise of outstanding options, the weighted average exercise price of outstanding options, and the number of securities available for future issuance under our equity compensation plan.

	Number of securities to be		Number of securities remaining available
	issued upon exercise of	Weighted-average exercise	for future issuance under equity
	outstanding options,	price of outstanding options,	compensation plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	80,000	$4.25	70,000
Equity compensation plans not approved by security holders*	—	—	500,000
Total	80,000	$4.25	570,000

*	Represents the shares reserved for future issuance if the 2004 Stock Incentive Plan is approved at the Annual Meeting.

Employment Agreements and Termination of Employment and Change-In-Control Arrangements

     We have entered into employment agreements with Messrs. Nieder and Beckwith, pursuant to which Mr. Nieder serves as our Chief Executive Officer and as President of Stokes Canning Company, and Mr. Beckwith serves as our Chief Marketing Officer. The term of the agreements is three years and provides for a base annual salary of $180,000 and $165,000, respectively, for each of Messrs. Nieder and Beckwith, subject to subsequent annual adjustment. Each employee is also eligible to receive a cash bonus each year based on performance and attainment of earnings objectives set by our board of directors.

     If we terminate either Mr. Nieder’s or Mr. Beckwith’s employment without cause, such employee is entitled to severance payments equal to six months’ salary and health and life insurance benefits for 12 months from the date of the termination of his employment. If we terminate employment, or if either employee resigns for good reason, within 3 months prior to, or one year after, a non-negotiated change of control of Centennial, such employee is entitled to receive severance payments equal to: (i) the actual bonus, pro-rated to the date of termination, he would have received in respect of the fiscal year in which the termination occurs, and (ii) 2.99 times his annual base salary and health and life insurance benefits for 30 months. Each employee is also subject to a noncompete agreement under which he agrees not to compete with us or Hoopeston Foods Denver Corp, the sole manufacturer of our products, or solicit or hire certain of our employees during the term of his employment agreement and for one year thereafter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and holders of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

     To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2003, all filing requirements under Section 16(a) applicable to our officers, directors and ten percent stockholders were satisfied timely, except that a Form 3 for Mr. Kaskie related to his option grant when he became a member of our board of directors was inadvertently filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The related party transactions discussed below were entered into at a time when we either did not have any disinterested independent directors on our board or we lacked sufficient disinterested independent directors to ratify such transactions at the time we entered into them.

The Stokes Ellis Foods Acquisition

     In October 2003, we acquired Stokes Ellis Foods concurrently with closing of our IPO in consideration of issuing two million shares of our Series A preferred stock to James E. Lewis and Janis M. Lewis. The preferred stock has a stated value and liquidation preference of $10.0 million and carries a 10% annual dividend. Each share of preferred stock also has one vote at all of our stockholder meetings and is convertible at the holders’ election into one share of common stock at $5 per share. Immediately before our acquisition of Stokes Ellis Foods, James E. Lewis and Janis M. Lewis were the sole stockholders of Stokes Ellis Foods. Following our IPO, Mr. Lewis controls approximately 42% of our common stock and the Lewises collectively vote approximately 58.2% of our capital stock. The terms of the Stokes Ellis Foods acquisition were approved by Mr. Beckwith, with Mr. Nieder abstaining, as he was then also employed as an officer of Stokes Ellis Foods. Mr. Nieder also serves as a part-time chief financial officer of Sucasa Produce Partnership, a fresh produce brokerage firm formerly partially owned by Mr. Lewis. These relationships, Mr. Lewis’ ownership of 42% of our common stock at the time we acquire Stokes Ellis Foods and the Lewises control of 58.2% of the voting power of our outstanding capital stock mean that our acquisition of Stokes Ellis Foods was not considered to be on an arm’s length basis. Although Mr. Lewis was not and is not a member of our board, he had a controlling interest in Centennial at the time we agreed to acquire Stokes Ellis Foods that may have influenced our board’s deliberations. Mr. Lewis did not participate in or observe the board meetings at which our board adopted resolutions authorizing the Stokes Ellis Foods acquisition and the issuance of the preferred stock to the Lewises.

     As of December 31, 2003, we had a related party payable totaling $365,394. This payable represents earnings of Stokes Ellis Foods from January 1, 2003 through October 29, 2003 which are to be distributed to the Lewises. Such distribution is being made because Stokes Ellis Foods and its subsidiaries were Subchapter S corporations until the merger of Stokes Ellis Foods into Centennial. The source of funds for this distribution is the income generated by Stokes Ellis Foods from operations from January 1, 2003 until Stokes Ellis Foods merged into us.

     We did not obtain a valuation or fairness opinion concerning the acquisition of Stokes Ellis Foods prior to our merger with Stokes Ellis Foods. Our board of directors primarily considered the assets on the balance sheet of Stokes Ellis Foods, the value of the Stokes and Ellis brands, the customers and the value of the real estate and production equipment owned by Stokes Ellis Foods when setting a price for the acquisition. The board also considered the fact that the Lewises agreed to take the preferred stock without a put right, without a mandatory redemption obligation on our part, and without any kind of sinking fund requirement, the fact that no proceeds will be used to redeem the preferred stock, the dividend to be received by the Lewises, and the liabilities we would assume as a result of the acquisition. The fact that we did not receive a valuation or fairness opinion concerning the purchase may mean that an independent third party could have acquired Stokes Ellis Foods for a lesser price than we paid. However, the Lewises have advised us that any sale of Stokes Ellis Foods to an independent third party would have to have been an all-cash transaction or a tax-free exchange for publicly traded equity securities, as they were unwilling to extend the same terms under which we purchased Stokes Ellis Foods to an independent third party.

     The terms of the preferred stock we issued to the Lewises provides that on their request, the board of directors of Centennial will be expanded to create one vacancy on the board of directors and the directors of Centennial will vote to cause to be elected to our board of directors a nominee designated by the Lewises. These rights will terminate when the preferred stock is no longer outstanding. The terms of the preferred stock we issued to the Lewises contain customary indemnification and contribution provisions and also allow the Lewises to observe our board meetings or to designate an observer to attend such meetings.

Sales of Common Stock

     Our executive officers, Jeffrey R. Nieder, Robert A. Beckwith, Jr., and our controlling stockholder, James E. Lewis, were involved in our founding and organization and may be considered our promoters. Following our inception, we issued 425,000 shares to Mr. Nieder, 350,000 shares to Mr. Beckwith and 2,100,000 shares to Mr. Lewis. We also issued 500,000 shares to a former officer and director. The purchase price for these shares was a nominal amount.

Other Transactions

     During 2003 and 2002, we received advances from James E. Lewis that totaled $.235 million. In addition, during 2003 and 2002, we received advances from individuals of $.2 million, of which $.12 million was repaid during 2002. We used the proceeds of these advances to fund our working capital requirements since we had no senior revolving credit facility at that time. A portion of the advances were secured by a lien on our accounts receivable and equipment. The notes bore interest at rates ranging from 10% to 12% per annum. The due dates of these notes were extended to various dates from December 2003 through January 2005. In March 2004, we repaid the advances from Mr. Lewis and the other lenders using the proceeds of a new senior revolving credit facility. The advances from Mr. Lewis and the nine individual lenders were not repaid using proceeds of the IPO.

     A company owned by Jeffrey R. Nieder provided management and personnel services to us totaling $343,500 and $271,500 for the years ended December 31, 2003 and 2002, respectively. The services were provided on a month-to-month basis. Subsequent to December 31, 2003, no further services are being provided to us under this relationship.

     In September 2003, we and J. Michael Miller, our former chief executive officer, who was also a director, agreed that their relationship cease. In October 2003, we entered into a separation agreement with this former officer. We agreed to pay six months’ severance, or $87,500, to such former officer. We and the former officer released each other from all liabilities, and the former officer also released our affiliates and certain other persons from all liabilities, in connection with his separation from us. The former officer also transferred 400,000 shares of the common stock then owned by him at his cost (equal to $.0001 per share) to James E. Lewis. Mr. Lewis contemporaneously sold 400,000 shares of common stock at a price equal to the par value of $.0001 per share to three non-affiliated persons and Jeffrey R. Nieder. Mr. Nieder’s portion of the shares purchased was 75,000 shares.

Future Transactions

     All future material transactions, including loans to us from any officer, director or 5% or greater stockholder, will be made on terms that are no less favorable to us than those that could be obtained from unaffiliated third parties, and will be approved by our audit committee or a majority of the independent, disinterested members of our board who have access, at our expense, to our counsel or independent legal counsel. We are prohibited from making loans to our officers or directors.

     All future material affiliated transactions and loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our or other independent legal counsel. We will maintain at least two independent directors on our board of directors, and in the event there are only two such independent directors, both independent directors must be disinterested in and approve loans, loan guarantees, forgiveness of loans and other material affiliated transactions involving our officers, directors, or other affiliated persons.

Employment Agreements

     We have entered into employment agreements with each of our named executive officers. For the details of these agreements, please see “Executive Compensation—Employment Contracts and Termination of Employment and Change-In-Control Arrangements” above.

Employee Relationships with Jeffrey R. Nieder

     Mr. Nieder’s spouse is employed by us and receives an annual salary that is less than $60,000 per year. Mr. Nieder’s spouse serves as our accounting manager.

Indemnification Agreements

     Centennial has entered into indemnification agreements with each of the executive officers and directors, as well as Mr. and Mrs. Lewis. The indemnification agreements provide that Centennial will indemnify each of those individuals against claims arising out of events or occurrences related to that individual’s service as an employee, agent or principal stockholder of Centennial, except (among other restrictions) to the extent such claims arise from conduct that was knowingly fraudulent, a knowing violation of law or of any policy of Centennial, deliberately dishonest or in bad faith or constituted willful misconduct.

PROPOSAL 2. TO AMEND THE CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 47,000,000 SHARES TO 20,000,000 SHARES

     The Board of Directors has unanimously approved, subject to approval by the stockholders, an amendment to the Company’s Certificate of Incorporation to decrease the aggregate number of shares of common stock which the Company is authorized to issue from 47,000,000 shares to 20,000,000 shares. The number of shares of preferred stock that Centennial is authorized to issue will remain unchanged at 3,000,000 shares. If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State.

     The amendment will change the first paragraph of Article Fourth of Centennial’s Certificate of Incorporation to read in its entirety as follows:

“A. The aggregate number of shares which the Corporation shall have the authority to issue shall be 23,000,000; of which 3,000,000 shares of the par value of $.0001 shall be designated Preferred Stock and 20,000,000 shares of the par value of $.0001 shall be designated Common Stock.”

Purpose and Effect of the Amendment

     As of the record date, of Centennial’s 47,000,000 authorized shares of common stock, 5,050,000 shares were issued and outstanding, 150,000 shares are reserved for future issuance under the Company’s stock option plan, of which options to purchase 80,000 shares are currently outstanding, and 2,000,000 shares are reserved for issuance on potential conversion of the outstanding Series A preferred stock. Even if the stockholders approve the 2004 Stock Incentive Plan and the reservation of 500,000 shares for future issuance under this plan, Centennial will still have over 39,000,000 shares of common stock available for future issuance.

     The board of directors believes that it is in Centennial’s best interest to decrease the number of authorized but unissued shares of Common Stock in order to reduce the amount payable by Centennial to the State of Delaware for it annual franchise tax. Even after the reduction of authorized common stock to 20,000,000 shares, Centennial will have more than 12,000,000 shares of authorized common stock available to meet the Company’s future business needs as they arise. The decrease will not impact Centennial’s reasonably foreseeable future financing requirements, and is projected to provide Centennial $15,000 in annual savings for amounts payable to the State of Delaware for its franchise tax. Because our management has no present arrangements, agreements, commitments, understandings or plans to issue any additional shares of common stock, the board of directors believes it is prudent to take the step of reducing Centennial’s authorized capital.

     The amendment to the certificate of incorporation will not have any effect on the authorized shares of preferred stock, which will remain constant at 3,000,000 shares. Additionally, the amendment will not alter the number of issued and outstanding shares of common stock or Series A preferred stock.

     The board of directors is cognizant of the fact that reducing the authorized shares of common stock could, under certain circumstances, make it more difficult for Centennial to defend itself against an unsolicited change of control proposal that is not in the best interest of stockholders. However, as Centennial is currently a controlled company due to the ownership by James E. Lewis and his spouse of shares entitled to cast more than 50% of votes eligible to be cast at any meeting of our stockholders, the board of directors believes that any anti-takeover implications normally associated with a reduction in authorized shares is currently inapplicable and unlikely to be a concern under reasonably foreseeable circumstances.

The board of directors recommends a vote “FOR” amending the certificate of incorporation to decrease the number of authorized shares of common stock from 47,000,000 shares to 20,000,000 shares

PROPOSAL 3. APPROVE THE ADOPTION OF THE 2004 STOCK INCENTIVE PLAN AND THE 500,000 SHARES OF COMMON STOCK TO BE RESERVED UNDER SUCH PLAN

     The stockholders are being asked to approve the adoption of the Company’s 2004 Stock Incentive Plan (the “Stock Incentive Plan”) attached to this proxy statement as Exhibit B. The following description of the Plan is qualified in it entirety to the actual language of the Plan.

     The purpose of the Stock Incentive Plan is to promote the interest of Centennial and its stockholders and our success by providing a method whereby a variety of equity based incentives and other awards may be granted to employees, officers, and others that provide services to us. The Stock Incentive Plan is intended to enable Centennial and its management team to attract and retain highly qualified personnel, to provide additional incentive to employees, to promote the success of our business, and to increase stockholder value by further aligning the interests of its employees, officers and others with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The board of directors believes that Centennial’s long-term success is dependent upon the ability of us and our management team to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to Centennial.

     A total of 500,000 shares of common stock (the “Plan Shares”) are proposed to be reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan will terminate on the tenth anniversary date of its adoption.

     The Stock Incentive Plan provides for the grant of stock awards, incentive stock options and non-qualified stock options to our employees, directors and others that provide us services. Our board of directors intends to delegate general administrative authority over the Stock Incentive Plan to our Compensation Committee. The members of the compensation committee are both “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”). The Compensation Committee has broad authority to designate recipients of awards and determine the terms and provisions of awards, including the price, expiration date, vesting schedule and terms of exercise.

     The exercise price of incentive stock options, as defined in Section 422A of the IRC, must be at least 100% of the fair market value of the common stock on the date of grant. Incentive stock options granted to optionees who own more than 10% of our outstanding common stock must have an exercise price that is at least 110% of fair market value of the common stock on the grant date. Our incentive options will expire no later than ten years from the date of grant, or five years with respect to incentive stock options granted to optionees who own more than 10% of our outstanding common stock. The exercise price of nonqualified stock options and the purchase price of stock awards will be determined by the Compensation Committee. The Stock Incentive Plan generally will not allow for the transfer of options. However, the Compensation Committee may provide that nonqualified stock options may be transferred (1) pursuant to a qualified domestic relations order or (2) to a family member. During any fiscal year, no optionee may receive grants of incentive stock options and nonqualified stock options in the aggregate which cover more than 150,000 shares.

     After the termination of the employment or services of an optionee for reasons other than for cause, death or disability, exercisable options generally will remain exercisable until the earlier of their expiration as set forth in the option agreement or 90 days after the date of termination of employment. If termination is due to death or disability, exercisable options generally will remain exercisable until the earlier of the expiration date stated in the option agreement or 12 months after the date of death or termination of employment. If termination is for cause, all options, including vested and exercisable ones, are immediately terminated and cancelled.

     If certain events occur that result in a change of our organizational or ownership structure, the Compensation Committee has the discretion to do one or more of the following:

• shorten the exercise period of the options;

• accelerate the vesting schedule of options or stock awards;

• arrange to have the surviving or successor entity assume or replace options or stock awards; or

• cancel options or stock awards and pay to the holder in cash, with respect to each exercisable option, an amount equal to the excess of the then fair market value of the common stock over the exercise price of the option and, with respect to each stock award, the then fair market value of the stock subject to the award.

     We have the authority to amend, alter, suspend or terminate the Stock Incentive Plan without stockholder approval provided that our doing so does not impair the rights of any optionee or increase the number of shares for which options and stock awards may be granted. We may amend the plan with stockholder approval to increase the number of shares for which options and stock awards may be granted.

The board of directors unanimously recommends a vote “FOR” the adoption of the 2004 Stock Incentive
Plan under which 500,000 shares of common stock will be reserved for future issuance.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Our audit committee has unanimously selected Ehrhardt Keefe Steiner & Hottman PC, or EKS&H, to be our independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

     Ratification of the selection of EKS&H by our stockholders is not required by law. As a matter of policy however, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of our audit committee and board of directors to continue this policy). The persons designated in the enclosed proxy will vote your shares “FOR” ratification unless you include instruction in your signed proxy to the contrary. If the stockholders fail to ratify the selection of this firm, the audit committee will reconsider the matter.

     Representatives of EKS&H are expected to be present at the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of EKS&H should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in EKS&H.

The board of directors unanimously recommends a vote “FOR” the ratification of the selection of Ehrhardt
Keefe Steiner & Hottman PC as our independent auditors for the fiscal year ending December 31, 2004.

OTHER BUSINESS AND INFORMATION

     We know of no other matter to be acted upon at the Annual Meeting. If any other matters are properly brought before the Annual Meeting however, the persons named in the accompanying proxy card as proxies for the holders of Centennial’s Common Stock will vote thereon in accordance with their best judgment.

     Centennial’s audited consolidated financial statements are included in the Annual Report to Stockholders that accompanies this proxy statement and are also included in the annual report on Form 10-KSB for the Year Ended December 31, 2003 filed with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Complimentary copies of the Form 10-KSB as filed with the SEC may be obtained by following the instructions provided below under the caption “Availability of Report on Form 10-KSB.”

Costs of Proxy Statement

     We pay for preparing, assembling and mailing this Proxy Statement and any other proxy materials transmitted on behalf of our board of directors. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our common stock.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in our proxy statement for the 2005 Annual Meeting of Stockholders, proposals of stockholders must be received by us at our principal executive offices at 10700 East Geddes Avenue, Centennial, CO 80112 no later than February 9, 2005. Proposals should be sent to the attention of our Secretary. Any such proposals shall be subject to the requirements of the proxy rules and regulations of the SEC.

     Shareholders may introduce an item of business at an annual meeting of the stockholders outside of the process described above subject to the requirements of the SEC. Proponents must submit items of business in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to propose an item of business at our 2005 Annual Meeting no later than April 25, 2005.

     Our annual meeting of stockholders is scheduled to be held on the second Wednesday of June each year.

Important Notice Regarding Delivery of Stockholder Documents

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     A number of brokers with account holders who are Centennial’s stockholders may be householding our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Company at: Centennial Specialty Foods Corporation, 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112, attention Corporate Secretary. Centennial Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

     Centennial offers stockholders of record the opportunity to access its annual report and proxy statement and materials over the Internet rather than in printed form. This gives stockholders faster delivery of these documents and saves Centennial and its stockholders the cost of printing and mailing these materials. If you have already affirmatively consented to deliver of our 2003 annual report and the 2004 proxy statement over the Internet, you may access these materials at the following Internet addresses: http://www.centennialspecialtyfoods.com/annual 2003.pdf and http://www.centennialspecialtyfoods.com/proxy2004.pdf. If you are a stockholder of record and would like to consent to delivery of our proxy materials by Internet next year, please go to http://www.econsent.com/chle/ and follow the instructions for consenting. Stockholders who have consented to receive our proxy materials via the Internet may revoke their consent at any time by going to this Internet address and following the instructions on how to revoke.

     Stockholders who hold shares of our common stock in a brokerage account or financial institution should contact their broker or financial institution directly to determine whether they can also access our proxy materials next year via the Internet or how to revoke any prior consent.

AVAILABILITY OF REPORT ON FORM 10-KSB

     Upon your written request, we will provide to you a complimentary copy of our 2004 annual report on Form 10-KSB, as amended, (without exhibits) as filed with the SEC. Your request should be mailed to Centennial’s offices, addressed as follows: Centennial Specialty Foods Corporation, 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112, attention Corporate Secretary. A free copy of the Form 10-KSB may also be obtained at the Internet web site maintained by the SEC at www.sec.gov, and by visiting our Internet web site at www.centennialspecialtyfoods.com and clicking on “Investor Relations,” then on “SEC Filings” and then on “Click here to continue on to view SEC Filings.”

By Order of Our Board of Directors

/s/ DOUGLAS L. EVANS

Douglas L. Evans
Chief Financial Officer and Secretary

July 9, 2004

EXHIBIT A

CENTENNIAL SPECIALTY FOODS CORPORATION
AUDIT COMMITTEE CHARTER

PURPOSE:

     The primary purpose of the Audit Committee (the “Committee”) of Centennial Specialty Foods Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies, and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; and to review the adequacy and reliability of disclosures to shareholders.

MEMBERSHIP:

     The Committee is comprised of a minimum of two members and meets regularly at least four times per year. Special meetings are called as advisable. Committee members are appointed by the Board and shall meet the independence and experience requirements of Nasdaq and the Securities and Exchange Commission (SEC), as amended. At a minimum, audit committee members shall not be employed by the Company and may not, other than in a capacity as members of the Committee or the Board, accept any consulting, advisory or other compensatory fee from the Company, or be an affiliated person, as that term is defined in the federal securities laws, of the Company or any subsidiary.

     At least one member of the Committee shall be a Financial Expert, as defined by regulations adopted by the SEC, as amended. The SEC currently defines “Financial Expert” to mean a person who has the following attributes:

   (1) an understanding of financial statements and generally accepted accounting principles;

   (2) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

       (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

   (4) an understanding of internal controls and procedures for financial reporting; and

   (5) an understanding of audit committee functions.

   A person can acquire such attributes through any one or more of the following means:

         (1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

 (2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

   (3) other relevant experience.

The SEC has mandated that an individual will have to possess all of the attributes listed in the above definition to qualify as a Financial Expert. In the event that the SEC amends the definition of a Financial Expert, such amended definition shall be incorporated by reference herein without the Committee amending this Audit Committee Charter.

RESPONSIBILITIES:

     The Committee provides a vehicle for communication between the directors and the outside auditors, the internal auditors and financial management, and establishes a forum for an open exchange of views and information. The Committee will meet at least annually with the Chief Financial Officer and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee. The Committee is responsible for reporting its activities to the Board.

     In discharging its oversight responsibilities, the Committee is authorized to retain legal, accounting, or other experts or consultants at its discretion and at the Company’s expense without prior permission of the Board of Directors or management.

     The Committee shall review and reassess the adequacy of this Charter annually. The Committee may recommend amendments to this Charter at any time and submit amendments for approval to the Board.

     In carrying out its oversight function, the Committee is responsible for conducting the following recurring activities:

•	Appointment, compensation, oversight, and where appropriate, replacement of the outside auditors, subject to approval of the Board and ratification by the shareholders; and review the appointment, performance and replacement of the Chief Financial Officer.

•	Review with management and the outside auditors correspondence with regulators or governmental agencies and employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Review periodic reports regarding non-audit activities of the outside auditors and related fees, and any other disclosures required by applicable rules and regulations adopted by the SEC, AICPA, FATB or other regulatory or self-regulatory agencies. Discuss with the outside auditors any disclosed relationships or services that may impact their objectivity and independence and recommend that the Board take appropriate action to satisfy itself of the independence of the outside auditors in response to the auditors’ reports.

•	Review and approve all services provided by the outside auditors, ensuring that no non-audit services prohibited by the Sarbanes-Oxley Act of 2002, and regulations promulgated thereunder (SOA), have been provided and pre-approving any non-audit services not prohibited by the SOA.

•	Review and approve the fees to be paid to the outside auditors for audit services, and non-audit services, if any.

•	Review the planning and staffing of the audit, the adequacy of the resources of the outside auditors and the internal auditors and the appropriateness of their access within the Company in light of the scope of their work, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

•	Approve the Company’s policy regarding hiring of employees of the outside auditors who were engaged on the Company’s account.

•	Review and discuss the annual audited financial statements with management and the outside auditors. Discuss with the outside auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented.

•	Review and discuss with management and the outside auditors interim financial reports before filing with the SEC other regulators.

•	Recommend to the Board whether to include the audited financial statements in the Company’s Form 10-K.

•	Instruct the outside auditors to meet with and apprise the Committee Chair of any issues deemed significant by the outside auditors and related to the Company’s quarterly financial results prior to the filing of the Company’s Form 10-Q.

•	Instruct the outside auditors to report to the Committee:

-	all critical accounting policies and practices;

-	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accounting firm; and

-	other material written communications between the independent public accounting firm and the management of the Company, such as any management letter or schedule of unadjusted differences.

•	Review significant changes in the Company’s policies related to:

-	risk management;

-	internal control;

-	accounting and financial reporting; and

-	ethical behavior of employees.

•	Review with management and the independent accountant at the completion of the annual examination:

-	the Company’s annual financial statements and related footnotes;

-	the independent accountant’s audit of the financial statements and its report thereon;

-	any significant changes required in the independent accountant’s audit plan;

-	any serious difficulties or disputes with management encountered during the course of the audit; and

-	other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

•	Review internal reports to remain apprised of material financial exposures and management actions to address issues related to:

-	internal audit activities and the internal auditors’ evaluation of internal control;

-	exposures, uninsured risks, insurance and bonding losses, and insurance coverage and premiums;

-	compliance with Company policies, including the Code of Ethics, and with federal and state laws; and

-	legal actions brought against the Company and any liabilities and contingencies which would jeopardize its financial condition.

•	Review filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

•	Oversee compliance with audit partner rotation required by § 10A(j) of the Securities Exchange Act of 1934 and the SOA;

•	Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, such as unacceptable control conditions, deviations from policy, high uninsured risks, non-compliance with federal and state laws, and legal actions.

•	Include in the company’s annual proxy statement the Committee report required by the rules of the SEC.

•	Establish procedures for:

-	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

-	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not providing any expert or special assurance as to the Company’s financial statements, internal controls, or any professional certification as to the outside auditors’ work, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Company’s Code of Ethics.

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EXHIBIT B

CENTENNIAL SPECIALTY FOODS CORPORATION
2004 STOCK INCENTIVE PLAN

     This 2004 Stock Incentive Plan of Centennial Specialty Foods Corporation (the “Company”) is hereby adopted, pending stockholder approval, as of June 1, 2004.

1.	Purposes of the Plan. The purposes of this Plan are:

     (a) to attract and retain the best available personnel for positions of substantial responsibility,

     (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

     (c) to promote the success of the Company’s business.

2.	Definitions. For the purposes of this Plan, the following terms will have the following meanings:

     (a) “Administrator” means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

     (b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

     (c) “Board” means the Board of Directors of the Company.

     (d) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI or DWAI ), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

     (e) “Code” means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

     (f) “Committee” means a Committee appointed by the Board in accordance with Section 4.

     (g) “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

     (h) “Company” means Centennial Specialty Foods Corporation, a Delaware corporation.

     (i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors or (iii) any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.

     (j) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board or required by Applicable Law, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor, or (iii) in the case of a Nonqualified Stock Option or Stock Award, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant, or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

     (k) “Director” means a member of the Board.

     (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (m) “Employee” means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient, in and of itself, to constitute “employment” by the Company.

     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of Nasdaq, the Fair Market Value of a Share of Common Stock will be (A) the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, or (B) any sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii)	If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on (A) the last market trading day prior to the day of determination, or (B) the day of determination, as the Administrator may select, as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii)	If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

     (p) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

     (q) “Grant Notice” shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

     (r) “Grantee” shall mean (i) any Optionee or (ii) any Employee, Consultant or Director to whom a Stock Award has been granted pursuant to this Plan.

     (s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (t) “NASDAQ or Nasdaq” means the National Association of Securities Dealers, Ltd. Automated Quotation System.

     (u) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (w) “Option” means a stock option granted under this Plan.

     (x) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

     (y) “Option Exchange Program” means a program in which outstanding Options are surrendered in exchange for Options with a lower exercise price.

     (z) “Optioned Stock” means the Common Stock subject to an Option.

     (aa) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

     (bb) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

     (cc) “Plan” means this 2004 Stock Option Plan, as may be validly amended or restated from time to time.

     (dd) “Section” means, except as otherwise specified, a section of this Plan.

     (ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15.

     (ff) “Stock Award” shall mean a grant or sale by the Company of a specified number of Shares upon terms and conditions determined by the Administrator.

     (gg) “Subsidiary” means (i) a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code if it were a corporation.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 500,000 Shares of Common Stock. The Shares may be authorized, but unissued or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if a Stock Award shall be cancelled or surrendered or expire for any reason without having been received in full, the Shares that were not purchased or received or that were cancelled will become available for future grant or sale under the Plan (unless the Plan has terminated). If the Company repurchases Shares which were issued pursuant to the exercise of an Option or grant of a Stock Award, however, those repurchased Shares will not be available for future grant under the Plan.

4. Administration of the Plan.

     (a) Composition of the Administrator. Unless the Board expressly resolves to the contrary, the Plan will be administered only by a Committee, which will then consist solely of persons appointed by the Board, each of whom are:

(i)	“independent, non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and in compliance with the Sarbanes-Oxley Act of 2002;

(ii)	“outside directors” within the meaning of Section 162(m) of the Code; and

(iii)	meet any requirements of the stock exchange or quotation system upon which the Company’s common stock is listed or traded, provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

(ii)	to select the Consultants, Employees or Directors to whom Options or Stock Awards may be granted;

(iii)	to determine whether and to what extent Options or Stock Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

(iv)	to determine the number of Shares to be covered by each Option or Stock Award granted;

(v)	to approve forms of Grant Notices, Option Agreements and agreements governing Stock Awards;

(vi)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options or Stock Awards, including, but not limited to, (A) the Options’ exercise price, (B) the time or times when Options may be exercised or Stock Awards will be vested, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or Stock Award, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock or Shares to (1) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (2) a right of repurchase in favor of the Company upon termination of the Grantee’s Continuous Status as an Employee, Director or Consultant;

(vii)	to reduce the exercise price of any Option to the Fair Market Value at the time of the reduction, if the Fair Market Value of the Common Stock covered by that Option has declined since the date it was granted;

(viii)	to accelerate the vesting or exercisability of an Option or Stock Award;

(ix)	to determine the terms and restrictions applicable to Options or Stock Awards;

(x)	to modify or amend each Option or Stock Award, subject to Section 17(c);

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii)	to institute an Option Exchange Program;

(xiii)	to construe and interpret the terms of this Plan;

(xiv)	to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and

(xv)	to make all other determinations it considers necessary or advisable for administering this Plan.

     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Options or Stock Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.

5. Eligibility. Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options and Stock Awards may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company unless such limited liability company is wholly-owned by the Company or by a Subsidiary that is a corporation. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option or a Stock Award may be granted additional Options or Stock Awards.

6. Limitations on Grants of Incentive Stock Options. Each Option will be designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. Furthermore, if an Option is designated as an Incentive Stock Option but the recipient is not eligible to receive an Incentive Stock Option or the option terms or exercise otherwise disqualify such Option for treatment as an Incentive Stock Option, such Option shall be treated for all purposes as a Nonqualified Stock Option. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

7. Limit on Annual Grants to Individuals. No Optionee may receive grants, during any fiscal year of the Company or portion thereof, of Options which, in the aggregate, cover more than 150,000 Shares, subject to adjustment as provided in Section 15. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated Option will continue to count against the maximum numbers of shares for which Options may be granted to an Optionee during any fiscal year of the Company or portion thereof.

8. Term of the Plan. This Plan will become effective upon its approval by the shareholders of the Company as described in Section 21. It will continue in effect through May 31, 2014, ten years from the date of its initial adoption, unless terminated earlier under Section 17. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option or Stock Award outstanding at the date of termination, which shall continue to be governed by the terms of this Plan as though it remained in effect.

9. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement.

10. Option Exercise Price and Consideration.

     (a) Exercise Price of Incentive Stock Options. The exercise price for Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

     (b) Exercise Price of Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the exercise price for Shares to be issued pursuant to the exercise of any such Option will be determined by the Administrator, but shall in no event be less than 85% of Fair Market Value per Share.

     (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

     (d) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

(i)	cash;

(ii)	other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

(iii)	delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

11. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

     An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 14, 18, and 19, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of this Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

     Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship or Directorship. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 90 days following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (c) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 12 months following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (d) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of 12 months following the date of death (or such other period as is set forth in the Option Agreement or determined by the Administrator). If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

     (e) Termination for Cause. If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

     (f) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

12. Non-Transferability of Options.

     (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse or former spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, or (ii) such Option may be assigned, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate. Any vesting or other criteria that have been imposed by the Administrator on an Option granted to an Optionee shall continue in full force and effect, and shall continue to govern, with respect to any Option assigned to Family Members by an Optionee.

     (b) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

     (c) Effect of No Designation. If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee’s death, the Company will deliver such Optionee’s Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

13. Stock Awards.

     (a) Grant. Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Stock Awards to Employees, Consultants or Directors for a number of shares of Common Stock on such terms and conditions and to such Employees, Consultants or Directors as it deems advisable and specifies in the respective grants. Subject to the limitations and restrictions set forth in the Plan, an Employee, Consultant or Director who has been granted an Option or Stock Award may, if otherwise eligible, be granted additional Options or Stock Awards if the Administrator shall so determine.

     (b) Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Common Stock subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), or/and (ii) providing for a vesting schedule with respect to such Common Stock such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the shares of Common Stock subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of shares of Common Stock pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such shares of Common Stock.

     (c) Rights As Shareholder. Subject to the terms of any agreement governing a Stock Award, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to a Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

14. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or in connection with a Stock Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with a Stock Award or on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered

Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options and Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to Stock Awards or unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

     Where an adjustment under this Section 15(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

     Any conversion of outstanding Preferred Stock of the Company into Common Stock of the Company at any time while this Plan is in effect shall require no such adjustment under this Section 15(a).

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised or a Stock Award had not previously vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Stock Award shall become vested or any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards and the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options or Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option or Stock Award to the extent then exercisable or vested (including, if applicable, any Options or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Award.

16. Date of Grant. The date of grant of an Option or Stock Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Option or Stock Award, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Grantee within a reasonable time after the date of grant.

17. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

     (b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment that increases the number of Shares for which Options or Stock Awards may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan, including the amendments and restatement effected hereby, will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

18. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares will not be issued in connection with a Stock Award or pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options and Stock Awards granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (b) Investment Representation. As a condition to the exercise of an Option or grant of a Stock Award, the Company may require the person exercising such Option or receiving such Stock Award to represent and warrant at the time of any such exercise or receipt that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

19. Liability of Company.

     (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

     (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Shares subject to a Stock Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option or Stock Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 17(b).

     (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

20. Reservation of Shares. The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan’s requirements during its term.

21. Shareholder Approval. This Plan is subject to approval by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with a Stock Award or upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

23. No Employment Rights. Neither this Plan nor any Option or Stock Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

24. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

CENTENNIAL SPECIALTY FOODS CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey R. Nieder and Douglas L. Evans, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Centennial Specialty Foods Corporation (the “Company”) to be held on August 23, 2004, at 12:00 p.m., local time, at the Company’s offices located at 10700 E. Geddes Avenue, Suite 170, Centennial, Colorado 80112, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees listed in Proposal 1 and for Proposals 2 though 5.

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

	FOR all nominees	WITHHOLD
	listed below (except	AUTHORITY to vote
	as indicated to the	for all nominees
	contrary)	listed below
1. Election of Directors	☐	☐

Nominees:	01 Jeffrey R. Nieder
02 Robert A. Beckwith
03 Gerald J. Laber
04 Michael R. Kaskie

(Instruction: To withhold authority to vote for any nominee, write that nominees name on the line below.)

2. To amend the Certificate of Incorporation of the Company to reduce the authorized shares of its common stock from 47,000,000 shares, $.0001 par value per share, to 20,000,000 shares, $.0001 par value per share.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE

Please Mark Here For Address Change Or Comments	☐
SEE REVERSE SIDE

3. To approve adoption of the 2004 Omnibus Stock Plan of the Company, which will reserve 500,000 shares of common stock of the Company to be set aside for future issuances.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To ratify the audit committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the fiscal year ending December 31, 2004

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

SIGNATURE(S)	Signature if held jointly

Dated                     , 2004

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ FOLD AND DETACH HERE Δ

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
CENTENNIAL SPECIALTY FOODS CORPORATION
August 23, 2004